UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2018

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie St., Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 949-2680

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 31, 2018, Frank Morich was appointed to serve as a member of the Board of Directors of Cue Biopharma, Inc. (the “Company”).

Dr. Morich is a biopharmaceutical professional with more than 35 years’ industry experience currently serving as a consultant in the life sciences and health care industries. Dr. Morich has been a member of the supervisory board of MorphoSys AG (Nasdaq: MOR), a late-stage, biopharmaceutical company, since 2015. From 2011 to 2014, Dr. Morich served as Chief Commercial Officer at Takeda Pharmaceutical, a global pharmaceutical company. Prior to this he held senior positions in R&D and division management before becoming the inaugural Chairman of the Board of Bayer Healthcare AG (Pharmaceuticals, Consumer Care, Diagnostics, Biologics and Animal Health). Dr. Morich was on the management boards of Bayer AG and Takeda Pharmaceuticals and between these global pharmaceutical roles he was CEO of the biotechnology companies AM Pharma, Innogenetics and NOXXON. He was also an advisor to venture capital firms, chaired the R&D committee of the VFA (German Pharmaceutical Industry association), was on the board of the EFPIA and a member of PhRMA (the European and US Pharmaceutical Industry associations) and served two terms on the Senate of the Fraunhofer Society for Applied Research. Dr. Morich received an M.D. and Ph.D. from the University of Marburg where he specialized in immunology (monoclonal antibodies). He then served as a military physician before moving to industry.

Dr. Morich will receive compensation for his service as a director in accordance with the Company’s Director Compensation Policy (the “Director Compensation Policy”). Pursuant to the Director Compensation Policy, Dr. Morich (1) will receive an annual cash retainer of $35,000 and an annual stock option award covering 8,000 shares of Company common stock, and (2) in connection with his initial appointment to the Board of Directors, received a stock option award covering 50,000 shares of Company common stock that vests in eight equal semi-annual installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: August 3, 2018	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer